EXHIBIT 11


                  PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                     COMPUTATION OF THE NET INCOME PER SHARE
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                   (Unaudited)

(In thousands, net income per share
in dollars)

                                               Primary            Fully diluted
                                               earnings              earnings
                                              per share             per share
                                              ---------             ---------

1997

Net income applicable to common stock           $4,520                $4,520
                                               =======               =======


Average number of shares issued & outstanding   19,299                19,299
Average stock option and warrant shares            267                   327
                                               -------               -------

   Shares for earnings calculation              19,566                19,626
                                               =======               =======


Net income per share                             $0.23                 $0.23
                                               =======               =======


1996

Net income applicable to common stock           $4,017                $4,017
                                               =======               =======


Average number of shares issued & outstanding   19,071                19,071
Average stock option and warrant shares            444                   444
                                               -------               -------

   Shares for earnings calculation              19,515                19,515
                                               =======               =======


Net income per share                            $ 0.21                $ 0.21
                                               =======               =======


NOTE:
Primary and fully diluted income (loss) per share were computed by dividing net income (loss) by the average number of shares outstanding plus the common stock equivalents, which would arise from the exercise of dilutive stock options.






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